UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   February 10, 2011
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32883 (Commission File Number)	13-4088127 (IRS Employer Identification No.)

5677 Airline Road, Arlington, Tennessee (Address of Principal Executive Offices)	38002 (Zip Code)
Registrant’s telephone number, including area code:   (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 10, 2011, Wright Medical Group, Inc. issued a press release announcing its consolidated financial results for the year ended December 31, 2010. A copy of the press release is furnished as Exhibit 99 to this report.
The attached press release includes the following non-GAAP measures: net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow.
These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
For our internal budgeting and resource allocation process, our management uses financial information that does not include (a) restructuring charges, (b) non-cash stock-based compensation expenses, (c) non-cash inventory step-up amortization, (d) costs associated with U.S. government inquiries and our deferred prosecution agreement (DPA), (e) charges to write-down a significant international receivable, (f) the income tax effects of the foregoing, and (g) charges associated with the write-off of cumulative translation adjustment (CTA) balances. Additionally, for our internal budgeting process and evaluation of net sales performance, our management uses net sales in constant currency. To measure our sales performance on a constant currency basis, it is necessary to remove the impact of changes in foreign exchange rates, which affects the comparability and trend of sales. Net sales, excluding the impact of foreign currency, is calculated by translating current year results at prior year average foreign currency exchange rates. For our internal budgeting and resource allocation process, management uses free cash flow. Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities.
We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our core operational performance and give us a better understanding of how we should invest in research and development activities and how we should allocate resources to both ongoing and prospective business initiatives. We use these measures to help make budgeting and spending decisions, for example, between product development expenses and research and development, sales and marketing and general and administrative expenses. Additionally, management is evaluated on the basis of these non-GAAP financial measures when determining achievement of their incentive performance compensation targets. Further, these non-GAAP financial measures facilitate management’s internal comparisons to both our historical operating results and to our competitors’ operating results.
As described above, we exclude the following items from one or more of our non-GAAP measures:
Foreign currency impact on net sales. We exclude the foreign currency impact on net sales compared to prior year from our non-GAAP measure, primarily because it is not reflective of our ongoing operating results, and it is not used by management for our internal budgeting process and evaluation of net sales performance. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

Restructuring charges. We exclude restructuring charges associated with the closure of our Toulon, France operations and Creteil, France operations from our non-GAAP measures, primarily because they are not reflective of our ongoing operating results, and they are not used by management to assess the core profitability of our business operations. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.
Non-cash stock-based compensation expense. We exclude stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. We believe that it is useful to investors to understand the application of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation — Stock Compensation (FASB ASC 718) and its impact on our operational performance, liquidity, and our ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with FASB ASC 718 constitutes an ongoing and recurring expense, such expense is excluded from our non-GAAP results because it is not an expense that requires cash settlement and is not used by management to assess the core profitability of our business operations. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for greater transparency to certain line items in our financial statements. In addition, excluding this item from our non-GAAP results facilitates comparisons to our competitors’ operating results.
Non-cash inventory step-up amortization. We exclude inventory step-up amortization associated with our acquisitions from our non-GAAP measures, primarily because they are not reflective of our ongoing operating results, and they are not used by management to assess the core profitability of our business operations. Additionally, because these are non-cash expenses, they do not impact our operational performance, liquidity, or our ability to invest in R&D and fund acquisitions and capital expenditures. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.
Costs associated with U.S. government inquiries and our DPA. During 2009 and 2010, we recognized costs associated with inquiries by the U. S. Department of Justice (DOJ) and the U. S. Securities and Exchange Commission. Those costs resulted primarily from legal and consulting fees incurred as we responded to these inquiries, and in 2010, our settlement of the investigation by the DOJ and our DPA (including the associated independent monitor). We excluded those costs from our non-GAAP results because such costs are not used by management to assess the core profitability of our business operations. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.
Charges to write-down a significant international receivable. During the fourth quarter of 2009, we recorded a provision for potential losses related to the trade receivable balance of our stocking distributor in Turkey. We excluded this charge from our non-GAAP results because this charge was not used by management to assess the core profitability of our business operations. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.
Charges associated with the write-off of CTA balances. During the fourth quarter of 2009, we wrote off the balance in the cumulative translation adjustment accounts of two of our subsidiaries in Toulon and our subsidiary in Spain following the substantially complete liquidation of these entities. Those charges are both significant and not part of our ongoing business. We excluded these charges from our non-GAAP results because such costs are not used by management to assess the core profitability of our business operations. Additionally, because these are non-cash charges, they do not impact our operational performance, liquidity, or our ability to invest in R&D and fund acquisitions and capital expenditures. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.

Income tax effects of the foregoing. This amount is used to present each of the amounts described above, except for foreign currency impact on net sales and charges associated with the write-off of CTA balances, on an after-tax basis consistent with the presentation of net income, as adjusted.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures, and that is why we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.
We further believe that where the adjustments used in calculating net income, as adjusted, and net income, as adjusted, per diluted share are based on specific, identified amounts that impact different line items in our Consolidated Statements of Operations (including operating income and net income), that it is useful to investors to understand how these specific line items in our Consolidated Statements of Operations are affected by these adjustments for the following reasons:
Operating income. Excluding non-cash stock-based compensation expense, inventory step-up amortization, and charges from the write-down of the international receivable from the calculation of operating income assists investors in evaluating period-over-period changes without giving effect to these charges which are non-cash in nature, in order to evaluate the results of the underlying operating activities for the periods presented. Excluding restructuring charges and the costs associated with the U.S. government inquiries and our DPA from the calculation of operating income assists investors in evaluating period-over-period changes in this measure without giving effect to transactions which do not relate to the performance of our ongoing operations.
Net Income. Excluding non-cash stock-based compensation expense, inventory step-up amortization, charges from the write-down of the international receivable, and charges from the write-off of CTA from the calculation of net income assists investors in evaluating period-over-period changes without giving effect to these charges which are non-cash in nature, in order to evaluate the results of the underlying operating activities for the periods presented. Excluding restructuring charges and the costs associated with the U.S. government inquiries and our DPA from the calculation of net income assists investors in evaluating period-over-period changes in this measure without giving effect to transactions which do not relate to the performance of our ongoing operations.
Effective Tax Rate. Excluding the income tax effect of the non-GAAP, pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and our effective tax rate related to our ongoing operations.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2011, our Board of Directors elected Ronald K. Labrum to fill a vacancy on the Board of Directors. The Board of Directors has determined that Mr. Labrum is independent as defined in the listing rules of the Nasdaq Stock Market.
Ronald K. Labrum, age 54, currently serves as the Chief Executive Officer of Fenwal, Inc., a global leader in products and technologies that support and improve blood collection, processing and transfusion medicine. From 2004 to 2006, Mr. Labrum served as CEO of Cardinal Health’s Healthcare Supply Chain Services, which includes medical products distribution, pharmaceutical distribution, nuclear pharmacy services and the specialty distribution businesses of Cardinal Health. During 2004, Mr. Labrum served as Chairman and CEO of Integrated Provider Solutions and Cardinal Health — International. Prior to 2004, Mr. Labrum served as executive vice president of Cardinal Health and Group President of the Medical Products and Services segment. Mr. Labrum joined Cardinal Health in 1999 with the acquisition of Allegiance Healthcare Corporation, originally American Hospital Supply Corp., where he was president of Allegiance Manufacturing and Distribution. He holds a bachelor’s degree in business administration from Utah State University.
Mr. Labrum will serve as a member of the Compensation Committee of the Board of Directors.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99	Press release issued by Wright Medical Group, Inc. on February 10, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 10, 2011

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press release issued by Wright Medical Group, Inc. on February 10, 2011.